UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2011

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 23, 2011, Liberty Media Corporation (the “Company”) held a special meeting (the “Special Meeting”) of its holders of Liberty Capital common stock and Liberty Starz common stock. At the Special Meeting the following proposals, relating to the Company’s previously announced proposed split-off of Liberty CapStarz, Inc. (f/k/a Liberty Splitco, Inc.), a wholly-owned subsidiary of the Company (the “Split-Off”), were voted on and approved by the holders of Liberty Capital common stock and Liberty Starz common stock, as applicable:

Proposal 1: A proposal to allow the Company to redeem all of the outstanding shares of Liberty Capital tracking stock for shares of Liberty CapStarz, Inc.’s Capital tracking stock, which will track all of the assets and liabilities that are currently attributed to the Company’s Capital Group. Approval of Proposal 1 required the affirmative vote of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that were present in person or by proxy at the Special Meeting, voting together as a separate class.

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,999,356	440,402	1,344,995	0

Proposal 2: A proposal to allow the Company to redeem all of the outstanding shares of Liberty Starz tracking stock for shares of Liberty CapStarz, Inc.’s Starz tracking stock, which will track all of the assets and liabilities that are currently attributed to the Company’s Starz Group. Approval of Proposal 2 required the affirmative vote of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that were present in person or by proxy at the Special Meeting, voting together as a separate class.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,897,308	130,443	27,240	0

Item 8.01.  Other Events

Transcript of the Special Meeting

Following the adjournment of the Special Meeting, Greg Maffei, the Company’s President and CEO, and John Malone, the Chairman of the Company’s board of directors, commented on certain aspects of the Company’s businesses and operations and answered questions from shareholders in attendance.

The portions of the transcript of the Special Meeting and excerpts from the slide show presentation used at the Special Meeting that relate to the discussion of the Split-Off are being filed herewith as Exhibit 99.2 to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and are hereby incorporated by reference into this Item 8.01.

Press Release Relating to the Special Meeting and Liberty Splitco, Inc.’s Change in Name

On May 24, 2011, the Company issued a press release (the “Press Release”) to announce that it had received approval of the proposals described above in Item 5.07 from its holders of Liberty Capital common stock and Liberty Starz common stock at the Special Meeting. The Press Release also included an announcement that, in anticipation of the Split-Off, the name of the split-off entity has been changed from Liberty Splitco, Inc. to Liberty CapStarz, Inc.

The Press Release is being filed herewith as Exhibit 99.1 to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and is hereby incorporated by reference into this Item 8.01.

2011 Barclays Capital Global Communications, Media and Technology Conference

On May 24, 2011, Mr. Maffei presented at the 2011 Barclays Global Communications, Media and Technology Conference at the Crown Plaza Times Square in New York City (the “Barclays Presentation”). During his presentation, Mr. Maffei made observations regarding the status of the Split-Off.

The portions of the transcript from the Barclays Presentation and excerpts from the slide show presentation used at the Barclays Presentation that relate to the discussion of the Split-Off are being filed herewith as Exhibit 99.2 to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and are hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated May 24, 2011
99.2	Excerpts of communications relating to the proposed split-off

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated May 24, 2011
99.2	Excerpts of communications relating to the proposed split-off